Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated July 25, 2007 relating to the financial statements of Talecris Biotherapeutics Holdings Corp. and its subsidiaries, which appears in such Amendment No. 4 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 4 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Raleigh, North Carolina

December 19, 2007